UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2018

QUANTERIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38319	20-8957988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 Hartwell Avenue Lexington, MA	02421
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (617) 301-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 2, 2018, Quanterix Corporation (“Quanterix”) entered into a Lease Agreement with SSI 900 Middlesex MA LP (the “Landlord”) for approximately 91,600 rentable square feet (the “Lease”) in the building located at 900 Middlesex Turnpike, Billerica, Massachusetts.  The premises covered by the Lease will serve as Quanterix’s new principal office and laboratory space.

The initial term of the Lease is 11 years and five months beginning on the term commencement date, which is expected to be late first quarter of 2019 but no later than April 1, 2019.  Quanterix has the option to extend the Lease for two additional five-year periods.

Quanterix will pay no rent for the first five months of the lease term and 50% of the base rent for months six through 18.  Following this period, Quanterix will be obligated to make monthly rent payments in the amount of approximately $272,000, which is subject to increase by 2.5% annually for the first five years of the Lease and by approximately 3.0% annually thereafter. In the event that Quanterix exercises its option to extend the lease term, the Lease provides for monthly rent payments during the additional five-year periods at the then-current market rent. In addition to rent, the Lease requires Quanterix to pay additional amounts for taxes, insurance, maintenance and other operating expenses. Quanterix is also required to provide an initial $1,000,000 security deposit, which will be provided in the form of a letter of credit in the favor of the Landlord.  The security deposit is reduced to $750,000 after 41 months and to $250,000 after 65 months.

The Lease contains customary events of default that entitle the Landlord, among other things, to terminate the Lease and recover from Quanterix all rent payments and other amounts payable as of the date of termination and that would otherwise be payable for the remainder of the term of Lease, plus certain additional costs and expenses arising from the termination. The specified events of default include, among others, nonpayment of rent or other amounts due and payable by Quanterix under the Lease, an uncured breach of a covenant under the Lease and certain bankruptcy and insolvency events.

The foregoing summary of the Lease is qualified in its entirety by reference to the full text of the Lease, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth above under Item 1.01 are incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Lease Agreement between SSI 900 Middlesex MA LP and Quanterix Corporation, dated October 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTERIX CORPORATION

By:	/s/ Joseph Driscoll
Joseph Driscoll
Chief Financial Officer

Date: October 5, 2018